UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

November 13, 2024

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

1111 Lincoln Road, Suite 500

Miami, FL 33139

Address of principal executive offices

212-739-7700

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 1.03 Bankruptcy or Receivership.

As reported in Gaucho Group Holdings, Inc.’s (the “Company,” “we,” “us” or “our”) Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2024, the Company filed a voluntary petition in the United States Bankruptcy Court for the Southern District of Florida seeking relief under Chapter 11 of Title 11 of the United States Code, case no. 24-21852 (the “Chapter 11 Reorganization”).

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 13, 2024, the Company, received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (the “Staff”) that the Staff has determined that the Company’s shares of common stock will be delisted from the Nasdaq Stock Market (“Nasdaq”) in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1 as a result of the Chapter 11 Reorganization. Trading of the Company’s common stock will be suspended at the opening of business on November 22, 2024 and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on Nasdaq. The Staff’s determination was based on the filing of the Chapter 11 Reorganization and public concerns raised by the filing; concerns regarding the residual equity interest of the stockholders holding the existing listed common stock; and concerns about the Company’s ability to sustain compliance with all requirements for continued listing on Nasdaq. The letter also indicates that the Company may appeal Nasdaq’s determination pursuant to procedures set forth in Nasdaq Listing Rule 5800 Series. The Company does not intend to appeal this determination.

The Staff determination has no immediate effect on the Company’s Nasdaq listing and the Company’s common stock will continue to trade on Nasdaq under the ticker symbol “VINO” until November 22, 2024. Thereafter, the Company anticipates that it will be quoted on the over-the-counter market with the symbol “VINOQ”.

Item 7.01Regulation FD Disclosure.

Press Release

On November 13, 2024, the Company sent out a press release, announcing, among other things, the commencement of the Chapter 11 Reorganization. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Nasdaq Delisting Notice

The information included in Item 3.01 is hereby incorporated by reference into this item.

The information in this Item 7.01 of the Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Cautionary Statements Regarding Trading in the Company’s Securities

The Company’s securityholders are cautioned that trading in the common stock during the pendency of the Chapter 11 Reorganization is highly speculative and poses substantial risk. Trading prices for the common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the Chapter 11 Reorganization. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Item 8.01 Other Events

On November 13, 2024, the Company sent out a press release announcing, among other things, the commencement of the Chapter 11 Reorganization. The full text of the press release referenced herein is furnished hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated November 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 13th day of November 2024.

Gaucho Group Holdings, Inc.

By:	/s/Scott L. Mathis
Scott L. Mathis, President & CEO